UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 29, 2020
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 2400, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)

Registrant’s telephone number, including area code: (415) 788-0100

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of exchange on which registered
Common Stock, par value $0.0001 per share	CAI	New York Stock Exchange
8.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PA	New York Stock Exchange
8.50% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001 per share	CAI-PB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02.	Termination of a Material Definitive Agreement.

The information in Item 2.01 below is incorporated by reference in this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On December 29, 2020, CAI International, Inc. (the “Company”) and CAI Rail Inc. (“CAI Rail”), a wholly-owned subsidiary of the Company, completed the previously announced sale of all of its remaining railcar fleet to affiliates of Infinity Transportation for net cash proceeds of $228.1 million (the “Transaction”) pursuant to the terms of the Purchase and Sale Agreement, dated November 25, 2020 (the “Agreement”).

In connection with the closing of the Transaction, all obligations of the Company and CAI Rail under the Third Amended and Restated Revolving Credit Agreement, dated October 22, 2018, among CAI Rail, the Company and the lenders party thereto (the “Rail Credit Agreement”), were satisfied in full with the net proceeds from the Transaction and the Rail Credit Agreement was terminated.  Immediately prior to the repayment of amounts owed under the Rail Credit Agreement, there was approximately $137.5 million in revolving borrowings outstanding.

The description of the Transaction contained in Item 1.01 of the Company’s Current Report on Form 8-K filed on November 30, 2020 (the “Prior 8-K”) is incorporated herein by reference. The summary of the Transaction contained in the Prior 8-K does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement filed as Exhibit 2.1 to the Prior 8-K, which is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
2.1†
Purchase and Sale Agreement, dated November 25, 2020, among CAI Rail Inc., CAI International, Inc., Infinity Transportation 2020-1, LLC and Atlanta Asset Holdings, LLC (incorporated by reference to Exhibit 2.1 of our Current Report on Form 8-K, filed on November 30, 2020).

104	Cover Page Interactive Data File (formatted in Inline XBRL).

†
Certain schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K under the Securities Exchange Act of 1934, as amended. The Company hereby undertakes to supplementally furnish copies of any omitted schedules to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAI INTERNATIONAL, INC.

Dated: December 31, 2020	By:	/s/ Timothy B. Page
Name: Timothy B. Page
Title: Interim President and Chief Executive Officer